[TEXT]

                    SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549


                                 FORM 8-K


           Current Report Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)  May 17, 1994



                          THE QUAKER OATS COMPANY


          New Jersey          1-12                36-1655315
          (State or other     (Commission         (IRS Employer
          jurisdiction of     File Number)        Identification No.)
          incorporation)


       Quaker Tower  P.O. Box 049001, Chicago, Illinois  60604-9001
                 (address of principal executive offices)

    Registrant's telephone number, including area code     312-222-7111


Item 5.  Other Items


QUAKER OATS ANNOUNCES REENGINEERING MEASURES TO STRENGTHEN
COMPETITIVE ADVANTAGE; WILL RESULT IN FOURTH-QUARTER CHARGES

On May 16, 1994, The Quaker Oats Company announced that it is pursuing a series of cost reduction measures, as part of a company-wide reengineering process. The cost reduction measures will result in charges of approxi-mately $110 million to $130 million, or $1.00 to $1.20 per share, in the fourth fiscal quarter ending June 30, 1994, and are expected to save $35 million to $45 million annually.





SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE QUAKER OATS COMPANY



By       Thomas L. Gettings
     Thomas L. Gettings
     Vice President and
     Corporate Controller


Date:  May 17, 1994




                               EXHIBIT INDEX





     Exhibit                   Exhibit                  Paper (P) or
      Number                 Description               Electronic (E)

        (1)            Press Release dated May 16, 1994      (E)